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                                                                 Exhibit 99(a)


                      [LETTERHEAD OF ONEBEACON INSURANCE]

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:   Carmen Duarte
Phone:     617.725.6598
Fax:       888.385.0173
E-mail:    cduarte@onebeacon.com


                           ONEBEACON TO APPEAL VERDICT


         BOSTON (DECEMBER 20, 2002) - OneBeacon Insurance, a wholly owned subsidiary of White Mountains Insurance Group (NYSE: WTM), today announced that a jury in Federal District Court in Arkansas returned a verdict against the Company in a case involving a claim by an insurance agent that its agency agreement had been improperly terminated in 1999. The award against the Company consisted of approximately $1.2 million in compensatory damages and $32.6 million in punitive damages.

         OneBeacon strongly believes there are meritorious grounds for setting aside the verdict and intends to vigorously pursue those matters with the District Court. If necessary, the company will appeal to the U.S. Court of Appeals for the Eighth Circuit.

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ONEBEACON TO APPEAL VERDICT/PAGE TWO

         Headquartered in Boston, Massachusetts, OneBeacon Insurance Group is committed to being the leading independent agency property-casualty insurance group in the Northeast. With roots dating back 170 years and an A.M. Best rating of A (excellent), OneBeacon offers a wide range of personal, commercial and specialty products and services, which are sold through select property-casualty independent agents. Specialty operations are conducted on a national basis.

         OneBeacon is a wholly owned subsidiary of White Mountains Insurance Group, Ltd., of Hamilton, Bermuda (NYSE: WTM), whose principal executive offices are in White River Junction, Vermont.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

         This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains':

     o   growth in book value per share or return on equity;

     o   business strategy;

     o   financial and operating targets or plans;

     o incurred losses and the adequacy of its loss and loss adjustment expense reserves;

     o projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

     o   expansion and growth of its business and operations; and

     o   future capital expenditures


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ONEBEACON TO APPEAL VERDICT/PAGE THREE

     These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions are subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:


     o   the continued availability of capital and financing;

     o   general economic, market or business conditions;

     o business opportunities (or lack thereof) that may be presented to it and pursued;

     o competitive forces, including the conduct of other property and casualty insurers and reinsurers;

     o changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients;

     o an economic downturn or other economic conditions adversely affecting its financial position;

     o   loss reserves established subsequently proving to have been inadequate;
         and

     o   other factors, most of which are beyond White Mountains' control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.